Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Tofutti Brands Inc. (the “Company”) on Form 10-Q for the period ending September 29, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David Mintz, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

          (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/David Mintz*

David Mintz
Chief Executive Officer
Date: November 21, 2012

*	The originally executed copy of this Certification will be maintained at the Company’s offices and will be made available for inspection upon request.